UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2011
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona		85705
(Address of principal executive offices)		(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Exhibit	Description
3.1	Certificate of Amendment to Amended Certificate of Incorporation

EXPLANATORY NOTE

This Current Report on Form 8-K was due for filing no later than August 5, 2011 but was inadvertently overlooked.

2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by Nord Resources Corporation (the "Company") in a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 20, 2011, the Company’s stockholders approved an amendment to the Company’s Amended Certificate of Incorporation at the annual meeting of the Company’s stockholders to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000.

On August 1, 2011, in order to give effect to such increase in the number of authorized shares of common stock, the Company caused a Certificate of Amendment to be filed with the Office of the Secretary of State of the State of Delaware, a copy of which is filed herewith as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: August 20, 2013		/s/ Wayne M. Morrison
Wayne M. Morrison
Chief Executive Officer and Chief
Financial Officer

3.